UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 8, 2006 (September 1, 2006)

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

(713) 780-9926
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 1, 2006, Trico Marine Assets, Inc., a company organized and existing under the laws of Delaware and a wholly-owned subsidiary of Trico Marine Services, Inc. (“Trico”), entered into two Contracts for the Construction and Sale of 210-Foot Diesel Electric Powered Platform Supply Vessels (collectively, the “Agreements”) with Bender Shipbuilding & Repair Co., Inc., a company organized and existing under the laws of Alabama (the “Builder”). Under each Agreement, the Builder agrees to build, launch, equip, complete, sell and deliver to Trico the Vessel (as described in the Agreements) for a purchase price of $17,600,000 for each Vessel (the “Purchase Price”). The Builder expects to deliver the first Vessel on or about March 22, 2008 and the second Vessel on or about July 22, 2008 (each scheduled date, a “Delivery Date”). Each Vessel shall be built at the Builder’s shipyard in Alabama and shall be designed, constructed and delivered to Trico in accordance with the specifications and drawings that have been agreed upon by the Builder and Trico.

Under the terms of the Agreements, Trico paid 10% of the Purchase Price for each Vessel upon execution of each Agreement. The remaining 90% of the Purchase Price for each Vessel, subject to adjustments, shall be paid according to a milestone payment schedule in each Agreement.

The Purchase Price for each Vessel is subject to certain adjustments based on the timing of delivery and the Vessel’s specifications upon delivery. The following table sets forth adjustments to the Purchase Price with respect to delivery of each Vessel:

Delivery Date	Adjustments to the Purchase Price
1st - 30th day after Delivery Date	No reduction in Purchase Price
31st - 60th day after Delivery Date	$5,000 per day liquidated damages payment by Builder to Trico
61st - 90th day after Delivery Date	$5,500 per day liquidated damages payment by Builder to Trico
90th day after Delivery Date	$50,000 liquidated damages payment by Builder to Trico
91st - 120th day after Delivery Date	$6,000 per day liquidated damages payment by Builder to Trico
120th day after Delivery Date	$75,000 liquidated damages payment by Builder to Trico
121st - 150th day after Delivery Date	$6,500 per day liquidated damages payment by Builder to Trico
150th day after Delivery Date	$100,000 liquidated damages payment by Builder to Trico
151st - 180th day after Delivery Date	$7,000 per day liquidated damages payment by Builder to Trico

Under the terms of each Agreement, Trico shall set forth in writing the amount of liquidated damages claimed based on failure of the Builder to deliver the Vessel on or before the Delivery Date. If the Builder disputes any such claimed liquidated damages, then an amount equal to the amount claimed by Trico shall be placed in escrow until such time as the dispute is resolved by the parties.

If the delay in delivery of the Vessel continues for a period in excess of 180 days after the Delivery Date, then Trico may cancel the Agreement and may require Builder to deliver possession of the Vessel and all of its equipment to Trico. If Trico elects to complete the Vessel in the Builder’s shipyard, the Builder shall be obligated to fully cooperate with Trico and make the shipyard and the Builders’ workers available to Trico for the purpose of completing the Vessel.

Notwithstanding the foregoing, in the event that delivery of the first Vessel is late and results in liquidated damages accrued to the Builder according to the schedule set forth above, but the Builder delivers the second Vessel earlier than the scheduled Delivery Date, the Builder shall recover accrued liquidated damages for the second Vessel by an amount equal to the total of the amounts set forth in the schedule above for each day that delivery of the second Vessel is early.

The foregoing description of the Agreement is qualified in its entirety by reference to such Agreement, a form of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 8.01 Other Events

On September 5, 2006, Trico Marine Services, Inc. issued a press release announcing the execution of the Agreements with Bender. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Form of Construction and Sale Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By:
Rishi Varma General Counsel, Secretary and Director of Corporate Governance

Dated: September 8, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Construction and Sale Agreement
99.1	Press Release